UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CENTRAL GARDEN & PET COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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CENTRAL GARDEN & PET COMPANY

1340 Treat Blvd., Suite 600

Walnut Creek, California 94597

SUPPLEMENT TO THE PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 13, 2018

This proxy statement supplement, dated February 6, 2018, supplements the definitive proxy statement (the “Proxy Statement”) filed by Central Garden & Pet Company (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on December 22, 2017, and made available to the Company’s stockholders in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2018 Annual Meeting of Stockholders to be held on February 13, 2018 and any adjournment or postponement thereof (the “Annual Meeting”).

This supplement is being filed with the SEC and is being made available to stockholders on or about February 6, 2018. Only stockholders of record of Common Stock and Class B Stock on the books of the Company as of 5:00 P.M., December 15, 2017 will be entitled to receive notice of and to vote at the Annual Meeting.

Except as described in this supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement is more current. The Proxy Statement contains important additional information. This supplement should be read in conjunction with the Proxy Statement.

Removal of Proposal Two From Stockholder Consideration

On February 6, 2018, the Board determined to withdraw Proposal Two, a proposal to approve an amendment to the Company’s Certificate of Incorporation to authorize an increase of 100,000,000 shares of non-voting Class A Common Stock, from consideration by the stockholders at the upcoming Annual Meeting. The Board has therefore withdrawn Proposal Two from the agenda for the Annual Meeting. All other proposals presented in the Proxy Statement remain on the agenda for the Annual Meeting.

As a result of the removal of Proposal Two from stockholder consideration at the Annual Meeting, the Company notes the following important matters regarding voting:

•	The Company will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions as a result of the removal of Proposal Two.

•	Any proxy card or voting instructions received in the future for Proposals One and Three will be valid.

•	Proxy cards or voting instructions received with direction on Proposal Two will not be voted on Proposal Two. Proxy cards or voting instructions received and providing direction on the remaining proposals to be considered at the Annual Meeting (i.e., Proposals One and Three) will remain valid and will be voted on as directed.

•	If you already submitted a proxy card or voting instructions, you do not need to resubmit proxies or voting instructions with different directions, unless you wish to change votes previously cast on the remaining proposals.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

On December 22, 2017, the Company filed the Proxy Statement and definitive form of proxy card with the SEC in connection with its solicitation of proxies from the Company’s stockholders. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders can obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov or by writing to the Company’s Corporate Secretary at 1340 Treat Blvd., Suite 600, Walnut Creek, California 94597.